UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 20, 2007
Arlington Tankers Ltd.

(Exact Name of Registrant as Specified in Charter)

Bermuda	001-32343	98-0460376

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
First Floor, The Hayward Building
22 Bermudiana Road
Hamilton HM 11, Bermuda

(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (441) 292-4456
Not applicable.

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01. Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX
EX-99.1 2007 Bonus Plan

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 20, 2007, the Board of Directors of Arlington Tankers Ltd. (“the Company”) adopted a Bonus Plan for the fiscal year ending December 31, 2007 (“2007 Bonus Plan”), under which the Company’s two executive officers, Messrs. Arthur L. Regan and Edward Terino, are eligible to be awarded cash incentive bonuses if specified objectives are met. Both of the Company’s executive officers are eligible to participate in the 2007 Bonus Plan. The performance objectives and corresponding bonus payments under the 2007 Bonus Plan are as follows:
•	If the Company completes at least one transaction during 2007 that satisfies the following criteria:
•	transaction consideration with an aggregate value equal to or greater than $50 million; and

•	at the time of the closing of the transaction, the projected cash available for dividends is greater than or equal to the Company’s blended cost of capital of 8.3%, which the Company refers to as the “Investment Criteria,” for a minimum of five years, each executive officer is eligible to receive one lump sum cash payment of $200,000. Such payment would be made within two business days following the date on which the Company holds its first regularly scheduled Board meeting in 2008, so long as the executive officer is employed by the Company as of December 31, 2007.

•	If, with respect to any transaction completed in 2007 that meets the criteria set forth above, the Company’s Compensation Committee reconfirms that, as of the first anniversary of the closing of such transaction, such transaction satisfies the initial Investment Criteria, then, for each transaction that satisfies this reconfirmation objective, each executive officer is eligible to receive four annual lump sum cash payments in an amount equal to such transaction’s projected amount of cash available for dividends during the five years following closing, multiplied by 1.5%, and divided by four. Each such payment would be made within two business days following the Company’s first regularly scheduled Board meeting in the payment year (beginning with the Company’s first 2009 Board meeting) so long as the executive officer is employed by the Company on the December 31 prior to such payment date.

•	If the Company completes one or more transactions during 2007 that do not meet the criteria set forth above, but which are approved by the Company’s Board, each executive will be eligible to receive a lump sum cash payment in an amount up to $150,000. Such payment would be made within two business days following the date on which the Company holds its first regularly scheduled Board meeting in 2008, so long as the executive officer is employed by the Company as of December 31, 2007.

•	If the total amount of the Company’s general and administrative expenses during 2007, excluding the Company’s payments to executive officers’ under the 2007 Bonus Plan, does not exceed the 2007 budget for those expenses, each of the Company’s executive officers will be eligible to receive a maximum lump sum cash payment of up to $50,000. Such payment would be made within two business days following the date on which the Company holds its first regularly scheduled Board meeting in 2008, so long as the executive officer is employed by the Company as of December 31, 2007.

The 2007 Bonus Plan provides for acceleration of the payments described in the second bullet paragraph above if, prior to the time that all such payments shall have been made, an executive officer’s employment is terminated in circumstances that would entitle such executive officer to compensation under the Company’s change in control agreements.
The above-referenced description of the 2007 Bonus Plan is qualified in its entirety by reference to the copy of the 2007 Bonus Plan which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

	99.1	2007 Bonus Plan, approved by the Board of Directors of Arlington Tankers Ltd. on April 20, 2007.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARLINGTON TANKERS LTD.
Date: April 26, 2007	By:	/s/ EDWARD TERINO
Edward Terino
Co-Chief Executive Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	2007 Bonus Plan, approved by the Board of Directors of Arlington Tankers Ltd. on April 20, 2007.